EXHIBIT 23.1 Consent of Robert Early & Company, P.C.






             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT



We hereby consent to the incorporation by reference into the Form S-8 Registration Statement No. 333-42086 regarding the Stock Compensation Plan of KleenAir Systems, Inc. of our report on review of the March 31, 2001 quarterly financial statements dated May 11, 2001 which is included in the quarterly report on Form 10-QSB of KleenAir Systems, Inc. for the quarter ended March 31, 2001.



/s/ ROBERT EARLY & COMPANY, P.C.


Abilene, Texas
May 15, 2001















                                EXHIBIT 23.1